EXHIBIT 4.1

AMENDMENT NUMBER 10 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 10 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 2, 2006, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers have requested that the Loan Agreement be amended to modify certain terms more fully set forth hereinbelow; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to consent to the amendment of the Loan Agreement subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT. Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition in its entirety:

“Adjusted EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains, plus (a) interest expense, (b) income taxes, (c) depreciation, (d) amortization, (e) write-offs of goodwill taken in accordance with accounting principles for such period, as determined in accordance with GAAP, (f) for the fiscal quarter ending March 31, 2006, $2,223,000, (g) for the fiscal quarter ending June 30, 2006, $1,566,000, and (h) (i) interest expense, (ii) income taxes, (iii) depreciation and amortization, (iv) non-operating (income) expenses, and (v) restructuring charges, in each case (x) attributable to discontinued operations arising from the sale by Hudson Highland Group, Inc.

and certain of its Subsidiaries of their business of retained executive search and placement, and (y) expensed, for purposes of calculating Adjusted EBITDA, in the month such expense was originally incurred.

3. AMENDMENT FEE. In consideration of the amendment hereunder, on the date hereof, Borrower shall pay to Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $50,000 (the “Amendment Fee”). The Amendment Fee shall be fully earned upon the date hereof and shall not be subject to refund, rebate or proration for any reason whatsoever, and Agent shall charge the Amendment Fee to the Loan Account on the date hereof; provided, however, that Agent and Lenders agree that should Agent, Lenders and Borrowers consummate a restructuring of the loan facility evidenced by the Loan Agreement on or prior to December 31, 2006, any closing fees payable to Agent (for the ratable benefit of the Lenders) in connection therewith shall be reduced (not below zero) by the amount of the Amendment Fee.

4. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(c) Agent shall have received, in form and content satisfactory to Agent, a fully executed copy of this Amendment.

5. CONSTRUCTION. This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York applicable to contracts made and to be performed in the State of New York.

6. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any

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party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. MISCELLANEOUS

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 10 to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	VP, Finance & Treasurer

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES AMERICA, INC., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON GLOBAL RESOURCES LIMITED, as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HIGHLAND PARTNERS LIMITED, as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

HIGHLAND PARTNERS CO. (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

By:	/s/ ELAINE A. KLOSS
Title:	Authorized Signatory

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:	/s/ VINCENT J. EGAN JR.
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC. as a Lender

By:	/s/ JAY DANFORTH
Title:	Vice President